SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 11, 2005

PHYSIOMETRIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27956	77-0248588
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

FIVE BILLERICA PARK
101 BILLERICA AVENUE
N. BILLERICA, MA 01862

(Address of Principal Executive Offices) (Zip Code)

(978) 670-2422

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligationof the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of failure to satisfy a continued NASDAQ listing rule

The company received a letter from Nasdaq on April 5, 2005, which cited the company’s non-compliance with the requirement that the company maintain either shareholder equity of a minimum of $2,500,000 or $35,000,000 in listed securities or $500,000 of net income from continuing operations for two of the last three fiscal years, as required in marketplace rule 4310© (2)(B). Under these circumstances, the Nasdaq staff is reviewing the company’s eligibility for continued listing. The company needs to provide a plan of compliance to Nasdaq by April 20, 2005 to achieve and sustain compliance with all the Nasdaq Smallcap listing requirements. After review of the plan Nasdaq will notify the company whether it will adequately meet the requirement and if it does not, they will provide written notification that the company’s securities will be delisted. At that time, the company may appeal the decision to a Nasdaq Listing Qualifications Panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSIOMETRIX, INC.

By:	/s/ Daniel W. Muehl
Daniel W. Muehl
Vice President and Chief Financial Officer

Date:  April 11, 2005